                                                                   EXHIBIT(4)(B)



Filed with Post-Effective Amendment No. 8 to this Registration Statement on Form N-4 on April 24, 1989.

                        [LOGO OF METLIFE APPEARS HERE]


                      METROPOLITAN LIFE INSURANCE COMPANY
                A Mutual Company Incorporated in New York State
                  One Madison Avenue--New York, New York 10010

________________________________________________________________________________
  Contractholder
           Trustee of the Metropolitan Group Annuity Contracts Trust
________________________________________________________________________________
  Group Annuity Contract No.                    Issue Date
         8299-7                                   August 1, 1984

________________________________________________________________________________

NOTICE: ANY PAYMENTS AND VALUES PROVIDED BY THIS CONTACT THAT ARE BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT ARE VARIABLE AND SPECIFIC DOLLAR AMOUNTS ARE NOT GUARANTEED. THE DOLLAR AMOUNTS OF SUCH PAYMENTS AND VALUES WILL INCREASE OR DECREASE, AS SET OUT IN THIS CONTRACT, DEPENDING UPON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT.

In Consideration of the payments Metropolitan receives under this contract,

                      Metropolitan Life Insurance Company
                                ("Metropolitan")

Agrees to make payments, and to pay annuities bought, under this Contract in accordance with and subject to its terms.

Therefore, the Contractholder and Metropolitan execute this Contract in duplicate to take effect as of the Issue Date.

                                    Metropolitan Life Insurance Company

The Bank of New York, Trustee       /s/ John J Creedon      /s/ Harry P. Kamen
By:----------------------------       --------------------    ------------------
                                        John J. Creedon         Harry P. Kamen
   [SIGNATURE ILLEGIBLE]                President and Chief     Senior Vice-
   ----------------------------         Executive Officer       President and
   Signature                                                    Secretary

      Assistant Vice President
   ----------------------------
   Title

   [SIGNATURE ILLEGIBLE]                [SIGNATURE ILLEGIBLE]
   ----------------------------     --------------------------------
   Witness                          Registrar

            10/1/85                      10/11/85
   ----------------------------     --------------------------------
   Date

   New York, N.Y.                        New York, N.Y.
   ----------------------------     --------------------------------
   City and State                   City and State


           ALTHOUGH THE FIXED INTEREST ACCOUNT PORTION OF THIS CONTRACT IS PARTICIPATING, METROPOLITAN DOES NOT ANTICIPATE THAT THIS CONTRACT WILL BE ENTITLED TO ANY DIVIDEND. SEE SECTION A13.1.

  IRC Section 403(b) Group Annuities
  Separate Account E
  Nonparticipating Annuities

Form G. 2444A

                                   CONTENTS

                      Section A - Fixed Interest Account

SECTION                                                                                                           Page
-------                                                                                                           ----
   A1.      Introduction.....................................................................................      2

   A2.      Payments to Metropolitan.........................................................................      2

   A3.      Maintenance of the Fixed Interest Account........................................................      4

   A4.      Interest Credited to the Fixed Interest Account..................................................      4

   A5.      Participants' Fixed Interest Account.............................................................      5

   A6.      Withdrawals from Participants' Fixed
                    Interest Account Balance.................................................................      5

   A7.      Withdrawals from the Fixed Interest Account
                    to pay Administrative Charges............................................................      6

   A8.      Withdrawals from the Fixed Interest Account
                    to  Purchase Annuities for Participants..................................................      7

   A9.      Withdrawals from the Fixed Interest Account
                    to make Transfers to the Separate Account
                    or Payments to Participants or to Other Funding Vehicles.................................      7

   A10.     Withdrawals from the Fixed Interest Account
            after a Participant Dies.........................................................................      9

   All.     Fixed Interest Account Early Withdrawal Charges..................................................      9

   Al2.     Annuity Purchases................................................................................     10

   Al3.     General Provisions...............................................................................     12

   Al4.     Annuity Purchase Rates...........................................................................     15


                         Section B - Separate Account

   B1.      Introduction.....................................................................................     19

   B2.      Payments to Metropolitan.........................................................................     21

   B3.      Maintenance of the Separate Account..............................................................     22

   B4.      Valuation of Assets in Investment Divisions......................................................     23

   B5.      Metropolitan's Right to Make Changes.............................................................     23

Section                                                                                                           Page
-------                                                                                                           ----
   B6.      Participants' Separate Account Balances..........................................................     24

   B7.      Withdrawals from Investment Divisions............................................................     24

   B8.      Withdrawals from the Separate Account to pay
                    Administrative Charges...................................................................     25

   B9.      Withdrawals from the Separate Account to Purchase
                    Annuities for Participants...............................................................     26

   B10.     Withdrawals from the Investment Divisions to make Transfers to the Fixed Interest Account or to Other Investment
                    Divisions or Payments to Participants or to Other
                    Funding Vehichles........................................................................     26

   B11.     Withdrawals from the Separate Account after
                    a Participant Dies ......................................................................     27

   B12.     Separate Account Early Withdrawal Charges........................................................     28

   B13.     Annuity Purchases ...............................................................................     29

   B14.     General Provisions ..............................................................................     31

   B15.     Annuity Purchase Rates ..........................................................................     34

                       Section A. Fixed Interest Account

Section A1. Introduction


   A1.1 "Account Balance" means the entire amount held at any particular time by Metropolitan under this Contract on account of a Participant. "Fixed Interest Account Balance" means the amount held at any particular time by Metropolitan in the Fixed Interest Account on account of a Participant.

   A1.2 "Annuitant" means a person upon whose life an annuity has been purchased by an Employer under this Contract.

   A1.3 "Designated Office" means Metropolitan's Home Office at One Madison Avenue, New York, New York 10010 or such other location or locations as Metropolitan may designate in place of its Home Office.

   A1.4 "Employer" means an employer that is eligible to purchase annuities for its employees pursuant to Section 403(b) of the Internal Revenue Code of 1986 as from time to time amended ("the Code") and that has arranged with Metropolitan to utilize this Contract for such purchases.

   A1.5 "Fixed Interest Account" means the account Metropolitan will establish under this Contract and to which it will add the payments it receives that are allocated to the Fixed Interest Account. The Fixed Interest Account is part of Metropolitan's general account.

   A1.6 "Participant" means any employee of an Employer who has directed that Employer to utilize this Contract on his or her behalf, and on whose account Metropolitan has accepted a payment under this Contract. Metropolitan has the right at any time on or after the fifth anniversary of the Issue Date to refuse to allow additional employees to become Participants. A person will cease to be a Participant at such time as Metropolitan is no longer holding any Account Balance on account of such person.

            For the purposes of Section A3.1, A3.4, A9.1, A9.3, A11.1, A11.2, and A11.3

            (a) "Participant I" means any Participant whose Employer's request to become an Employer under this Contract is dated prior to January 18, 1988.

            (b) "Participant II" means any Participant whose Employer's request to become an Employer under this Contract is dated on or after January 18, 1988.

   A1.7 The meanings of an "Accumulation Unit", a "Valuation Period", the "Separate Account", and the "Investment Divisions" of the Separate Account are given in Section B1 of this Contract. These terms have the same meaning when used in this Section A.

Form G. 2444A-5                         (3)
                              (January 18, 1988)

Section A2. Payments to Metropolitan

   A2.1 Metropolitan will accept under this Contract for addition to the Fixed Interest Account each amount allocated to the Fixed Interest Account pursuant to Section A2.2 that may be contributed or transferred to this Contract under the Code.

            Payments to Metropolitan under this Contract are subject to the following conditions

            (a) Metropolitan has the right to refuse to accept any payment smaller than $200 per year or any payments that total more than $50,000 during any calendar month on account of a Participant. Metropolitan reserves the right to change this $200 minimum at any time.

            (b) Metropolitan has the right to refuse to accept any further payments on account of a Participant and make payment to the Participant as if the Participant had requested withdrawal of his or her entire Account Balance, if (i) more than four years have elapsed since the date Metropolitan received the last amount on account of such Participant, and (ii) such Participant's entire Account Balance is smaller than $800.

            (c) Metropolitan will accept no further payments under this Contract on account of any Participant who is not employed by an Employer.

            (d) Metropolitan has the right to refuse to accept any payments on account of a person unless the initial payment is received by Metropolitan within 190 days after such person directs his or her Employer to utilize this Contract on his or her behalf.

            (e) Metropolitan will accept no payments under this Contract on account of any person until (i) Metropolitan has received the Employer's request that this Contract be utilized for that person; and (ii) Metropolitan has entered that person's name on its records under this Contract. Any amounts received by Metropolitan on account of a person before the last to occur of these conditions will not be accepted until both of these conditions have occurred.

   A2.2 The Participant will direct Metropolitan whether payments accepted under this Contract on the Participant's account are to be added to the Fixed Interest Account. The direction will specify whether all, none, or a part (which must be given as a whole percentage) of such payments are to be added to the Fixed Interest Account. The Participant may change his or her allocation direction as to future payments by notice to Metropolitan. Such change will take effect within 7 business days after the notice is received by Metropolitan or, if later, on the date specified in the notice if such date is no more than 30 days after Metropolitan's receipt of the notice.

Form G.2444A-10                        (3)
                                (April 14, 1989)

Section A 3. Maintenance of the Fixed Interest Account

   A3.1 Metropolitan will establish subparts in the Fixed Interest Account as follows

            (a) for a Participant I Metropolitan will continue to establish a subpart in the Fixed Interest Account as of the first day of each calendar quarter. The subpart established as of the Issue Date was designated subpart 1 and the subparts established thereafter will continue to be numbered consecutively.

            (b) for a Participant II Metropolitan will establish a subpart in the Fixed Interest Account as of January 18, 1988, and periodically thereafter. The subpart established as of January 18, 1988 will be designated subpart 1A and the subparts established thereafter will be numbered consecutively.

   A3.2 Before the establishment of each subpart Metropolitan will specify the Maturity Date of such subpart. The Maturity Date will be December 31st of the first, second, third or fourth calendar year, whichever Metropolitan specifies, following the calendar year as of which the subpart is established.

   A3.3 Each amount to be added to the Fixed Interest Account will be added to the most recently established subpart as of the date that the amount is accepted by Metropolitan or transferred to the Fixed Interest Account.

   A3.4 Except as a Participant may otherwise direct pursuant to Section A8 or A9, on the day after the Maturity Date of a subpart in which a portion of the Participant's Fixed Interest Account Balance is maintained, Metropolitan will automatically transfer such portion of the Participant's Fixed Interest Account Balance (i) to the subpart being established as of date of the transfer for a Participant I or
            (ii) to the most recently established subpart for a Participant II.

Section A4. Interest Credited to the Fixed Interest Account.

   A4.1 Metropolitan will credit interest on amounts while in a subpart at a daily compound rate for the period from the date of addition to the subpart up to, but not including, due date of withdrawal from such subpart.

   A4.2 Before the establishment of each subpart Metropolitan will determine the rate of interest that it will credit on amounts while in such subpart. The rate of interest credited on amounts in a subpart will remain in effect without change from the date of establishment of the subpart to the Maturity Date of the subpart.

   A4.3 In no event will any rate of interest credited on amounts while in any subpart be less than an effective annual rate of 3%.

Form G. 2444A-5                         (4)
                               (January 18, 1988)

Section A5. Participants' Fixed Interest Account Balances

   A5.l Metropolitan will maintain records of any amount held in the Fixed Interest Account on account of each Participant.

   A5.2 Not less often than once in each twelve mouth period Metropolitan will send to each Participant a statement of his or her Fixed Interest Account Balance.

Section A6. Withdrawals from Participants' Fixed Interest Account Balances

   A6.1 Metropolitan will make withdrawals from the Participants' Fixed Interest Account Balances in order to

            (a) pay administrative charges pursuant to Section A7,

            (b) purchase annuities for Participants pursuant to Section A8,

            (c) make transfers to the Separate Account and payments pursuant to
                Section A9, and

            (d) make payment or purchase an annuity pursuant to Section A10 after the death of a Participant.

   A6.2 Any such withdrawal will be made as of the date Metropolitan receives the direction to make the withdrawal or as of any later date specified in the direction except that

            (a) if the date specified is more than 180 days after the date
                Metropolitan receives the direction, or if the Participant dies before the date specified, Metropolitan will not make the withdrawal,

            (b) any other withdrawals taking effect before the date specified will be made first,

            (c) if the withdrawal is made in order to transfer amounts to the
                Separate Account, and a Valuation Period does not end on the date as of which the withdrawal would normally be made under this Section A6.2, the withdrawal will be made as of the next following date on which a Valuation Period ends,

Form G. 2444A                          (5)

            (d) if the withdrawal is made in order to purchase an annuity, the withdrawal will be made as of the date the annuity is to be purchased pursuant to Section A12.1(d), subject to the provisions of Section A6.2(e),

            (e) if the withdrawal is made pursuant to Section A9.2 or A10, the withdrawal will be made as of the date on which Metropolitan receives due proof that the conditions specified in any such section have been met,

            (f) if the withdrawal is made pursuant to Section A7, A9.3 or A9.4, it will be made as of the date determined by Metropolitan .

            As required by law, Metropolitan reserves the right to defer any such withdrawal for not more than six months. (Metropolitan does not presently anticipate exercising this right.)

   A6.3 Any partial withdrawal will be charged against the highest numbered subpart in which all or a portion of the Participant's Fixed Interest Account Balance is maintained and then, to the extent necessary, successively against lower numbered subparts on a last in, first out basis. However, any subpart whose maturity date occurs on the date of a withdrawal will be deemed to be the highest numbered subpart.

   A6.4 Any withdrawal that would have been made on a Maturity Date but for the provisions of Section A6.2(c) will be deemed to have been made on the Maturity Date for purposes of Section A6.3 and any withdrawal that would have been on or within 30 days after a Maturity Date but for the provisions of Section A6.2(c) will be deemed to have been made on or within 30 days after the Maturity Date for purposes of Section A11.

   A6.5 Any withdrawal will completely discharge Metropolitan's liability with respect to the amount withdrawn from the Fixed Interest Account.

Section A7. Withdrawals from the Fixed Interest Account to pay Administrative
            Charges.

   A7.1 Once each calendar year Metropolitan will withdraw an administrative charge from the Participant's Fixed Interest Account Balance. In addition, if the Participant's entire Account Balance is withdrawn to make payment to the Participant or to another funding vehicle pursuant to Section A9, the Fixed Interest Account Balance will be reduced before the withdrawal is made by the amount of any unpaid administrative charge. Any such charge will be in addition to any early withdrawal charge.

Form G. 2444A-5                         (6)
                               (January 18, 1988)

   A7.2 The administrative charge will be $15 per year, imposed on a pro rata basis for each month or fraction thereof in which the Participant has a Fixed Interest Account Balance. However, in any year the administrative charge will be waived to the extent necessary to guarantee preservation of a Fixed Interest Account Balance at least equal to the Participant's payments that were added to the Fixed Interest Account, plus interest at an effective annual rate of 3% for the periods such amounts are in the Fixed Interest Account, minus any withdrawals (other than to pay administrative charges) from the Fixed Interest Account.

   A7.3 Metropolitan reserves the right to change the administrative charge on any anniversary of the Issue Date upon 90 days notice to the Participant.

Section A8. Withdrawals from the fixed Interest Account to Purchase Annuities for Participants

   A8.1 A Participant may at any time direct Metropolitan to withdraw his or her entire Account Balance, and apply such balance to purchase an annuity for himself or herself in accordance with Section A12. No early withdrawal charge will be imposed in connection with such withdrawal.

Section A9. Withdrawals from the Fixed Interest Account to make Transfers to the
            Separate Account or Payments to Participants or to Other Funding Vehicles

  A9.1 A Participant may at any time direct Metropolitan to withdraw all, a specified whole percentage, or a specified dollar amount of his or her Fixed Interest Account Balance in order to

            (a) make a transfer to the Separate Account, but in any calendar year not more than twelve of the following transfers may be made: (i) from the Fixed Interest Account to the Separate Account, (ii) from the Separate Account to the Fixed Interest Account, (iii) among the Investment Divisions of the Separate Account, or

            (b) make payment to the Participant, or

            (c) make  payments  to entities providing annuities or other funding vehicles pursuant to Section 403(b) of the Code.

            Metropolitan will accept no direction that would result in a payment or transfer of less than $1,000 unless the direction applies to the Participant's entire Fixed Interest Account Balance, or applies only to amounts being withdrawn from a subpart (a) on its Maturity Date for a Participant I or (b) on or within 30 days after its Maturity Date for a Participant II. If, after any withdrawal and payment,
            (i) the Participant's entire Account Balance would be less than $800 and (ii) more than four years have elapsed since the date Metropolitan received the last amount on account of such Participant, Metropolitan has the right to make payment as if the Participant's direction had applied to his or her entire Account Balance.

Form G. 2444A-5                         (7)
                              (January 18, 1988)

            An early withdrawal charge will be imposed upon the Fixed Interest Account Balance in connection with a withdrawal under this Section A9.1 unless

            (i)   for a Participant I:

              (a) the Participant has been a Participant for at least 7 full uninterrupted years on or before the date the withdrawal is made, or

              (b) the date the withdrawal is made is the Maturity Date of each subpart from which the withdrawal is made, or

              (c) Section A9.2 or A9.4 applies to the withdrawal.

            (ii)  for a Participant II:

              (a) the  Participant  has  attained  age  69 before the date the withdrawal is made, or

              (b) the date the withdrawal is made is on or within 30 days after the Maturity Date of each subpart from which the withdrawal is made, or

              (c) Section A9.2 applies to the withdrawal.

           The amount of the early withdrawal charge will be as specified in Section All.

   A9.2 A Participant may withdraw his or her entire Account Balance and have such amount paid to the Participant without the imposition of an early withdrawal charge if he or she

          (a) becomes totally disabled as defined under the Federal Social Security Act, and

          (b) submits to Metropolitan both due proof of such disability and a direction to make the payment.

Form G. 2444A-5                         (8)
                              (January 18, 1988)

   A9.3 Metropolitan may withdraw a Participant's entire Account Balance and make payment to the Participant as if the Participant had requested withdrawal of his or her entire Account Balance if (i) more than four years have elapsed since the date Metropolitan received the last amount on account of such Participant, and (ii) such Participant's entire Account Balance is smaller than $800.

            An early withdrawal charge will be imposed upon the Fixed Interest Account Balance in connection with the withdrawal unless

            (i)  for a Participant I:

                 (a) the Participant has been a Participant for at least 7 full uninterrupted years on or before the date the withdrawal is made, or

                 (b) the date the withdrawal is made is the Maturity  Date  of each subpart from which the withdrawal is made.

            (ii) for a Participant II:

                 (a) the Participant has attained age 69 on or before the date the withdrawal is made, or

                 (b) the date the withdrawal is made is on or within 30 days after the Maturity Date of each subpart from which the withdrawal is made.

             The amount of the early withdrawal charge will be as specified in Section All.

   A9.4      Effective January 1, 1989:

             (a) for any Participant who has not attained age 70 1/2 prior to
                 January 1, 1988, distribution of the Participant's entire Account Balance may commence no later than April 1 of the year following the year in which the Participant attains age 70 1/2.

             (b) for any Participant who has attained age 70 1/2 prior to
                 January 1, 1988, distribution of the Participant's entire Account Balance may commence no later than the April 1 of the year following the later of (i) the year in which the Participant attains age 70 1/2, or (ii) the year in which the Participant retires.

            No early withdrawal charge will be imposed in connection with such distributions.

Form G. 2444A-5                         (8.1)
                              (January l8, 1988)

Section A10. Withdrawals from the Fixed Interest Account after a Participant
             Dies

A10. 1 After Metropolitan's receipt of due proof of a Participant's death, Metropolitan will withdraw the [greater of (a) the value of the Participant's entire Account Balance as of the date due proof is received; or (b) the total of all payments made to Metropolitan on account of the Participant less any partial withdrawals,] and pay such amount to the Participant's beneficiary. However, the beneficiary may, instead, elect to have this amount applied to purchase an annuity for the beneficiary in accordance with Section A12. In either case no early withdrawal charge will be imposed in connection with such withdrawal .

Section All. Fixed Interest Account Early Withdrawal Charges

A11.1 The early withdrawal charge imposed pursuant to Section A9.1 or A9.3 in connection with a withdrawal from the Fixed Interest Account Balance will be equal to

             (a) that part of the amount used to make a transfer or payment that is not exempt (under Section A11.2 or A11.3) from the early withdrawal charge, multiplied by

             (b) the applicable factor from Column I of the table below,

             but only if the Participant's Fixed Interest Account Balance remaining after the withdrawal is a least equal to the early withdrawal charge. In such case Metropolitan will make the transfer or payment directed by the Participant, and then withdraw the early withdrawal charge from the remaining Fixed Interest Account Balance.

             If the Participant's Fixed Interest Account Balance, if any, that would have remained after the transfer or payment directed by the Participant is less than this early withdrawal charge (i.e., there would not be enough left to pay the charge) Metropolitan will instead withdraw from the Participant's Fixed Interest Account Balance, to make the transfer or payment directed by the Participant, both

                 (a) any amounts exempt from the early withdrawal charge
                     pursuant to Sections A11.2 and A11.3, and any applicable administrative charges pursuant to Section A7, and

                 (b) an amount equal to the remaining Fixed Interest Account
                     Balance divided by the applicable factor from Column II of the table below.

             Metropolitan will then withdraw the remaining Fixed Interest Account Balance as the early withdrawal charge.

Form G. 2444A-2                         (9)
                               (April 30, 1986)

            (a) For a Participant I:

                Participant's Full
                Uninterrupted Years of
                Contract Participation
                at Withdrawal                     Column I          Column II
                -----------------------           --------          ---------
                               less than 3          0.07              1.07
                at least 3 but less than 4           .06              1.06
                at least 4 but less than 5           .05              1.05
                at least 5 but less than 6           .04              1.04
                at least 6 but less than 7           .02              1.02
                                 7 or more           .00              1.00

            (b) For a Participant II:

                Participant's Age
                at Withdrawal                     Column I          Column II
                -------------------               --------          ---------
                                less than 63        0.07              1.07
                at least 63 but less than 64         .06              1.06
                at least 64 but less than 65         .05              1.05
                at least 65 but less than 66         .04              1.04
                at least 66 but less than 67         .03              1.03
                at least 67 but less than 68         .02              1.02
                at least 68 but less than 69         .01              1.01
                                  69 or more         .00              1.00

   A1l.2 No early withdrawal charge will apply to any amount withdrawn from a subpart of the Fixed Interest Account (a) on the Maturity Date of such subpart for a Participant I or (b) on or within 30 days after the Maturity Date of such subpart for a Participant II.



   A11.3 If no previous withdrawal has been made from any part of the Participant's Account Balance (whether in the Fixed Interest Account or the Separate Account) during a calendar year, other than to make transfers from or within the Separate Account, or to pay administrative charges, an amount up to 10% of the Participant's Fixed Interest Account Balance may be withdrawn, subject to the provisions of Section A9, without any early withdrawal charge being imposed.

            Any amounts withdrawn from a subpart of the Fixed Interest Account
            (a) on the Maturity Date of such subpart for a Participant I or (b) on or within 30 days after the Maturity Date of such subpart for a Participant II will not be included under this Section A11.3 in determining the amount of the Participant's Fixed Interest Account Balance.

Form G. 2444A-5                         (10)
                               (January 18, 1988)

Section A12. Annuity Purchases

   A12.1 For each person who elects under this Contract to have the Participant's entire Account Balance applied to purchase an annuity, Metropolitan will require the following information

            (a) The social security number, date of birth and address of the
                Annuitant, the name and social security number of the beneficiary and, if applicable, the social security number, name, address and date of birth of any survivor Annuitant. Metropolitan has the right to require evidence, satisfactory to itself, of dates of birth. The Annuitant will be the Participant unless the annuity is purchased pursuant to Section A10, in which case it will be the Participant's beneficiary.

            (b) The form of annuity the purchaser has selected, which will be one of those set forth in Section A14 or any other form of annuity agreed upon by Metropolitan.

            (c) Whether annuity payments are to be made monthly, quarterly, semi-annually or annually.

Form G. 2444A-5                       (10.1)
                               (January 18. 1988)

            (d) The purchase date of the annuity, which will be a date not less than 30 nor more than 180 days after the date Metropolitan receives the election along with all required information. If, however, the annuity is purchased by the beneficiary after the death of a Participant, the purchase date will be the date Metropolitan received due proof of the Participant's death. In no event may the purchase date be later than the Annuitant's 75th birthday.

                Effective January 1, 1989:

                (a) For any Participant who has not attained age 70 1/2 prior to
                    January 1, 1988, if the Annuitant is the Participant the purchase date of the annuity may be no later than April 1 of the year following the year in which the Participant attains age 70 1/2.

                (b) For any Participant who has attained age 70 1/2 prior to
                    January 1, 1988, if the Annuitant is the Participant the purchase date of the annuity may be no later than the April 1 of the year following the later of (i) the year in which the Participant attains age 70 1/2 or (ii) the year in which the Participant retires.

                Regardless of the mode of annuity payment chosen, the first annuity payment will be made as of the purchase date of the annuity.

   A12.2 The Consideration for an annuity will be the amount applied pursuant to Section A8 or A10, to purchase the annuity, reduced by any applicable premium tax.

   A12.3 Metropolitan will determine the payment to the Annuitant as of the purchase date of the annuity by applying the Consideration to the rate set forth in Section A14 for the form of annuity selected for the Annuitant. If payments are to be made other than monthly, the amounts shown in Section A14 will be adjusted to the actuarially equivalent amounts for the frequency of payments elected. If the monthly rate of an annuity would be less than $20 (regardless of whether or not monthly annuity payments were elected), Metropolitan will have the right to refuse to make the annuity purchase and, instead, to pay the proposed purchaser the amount that would otherwise be applied to purchase the annuity, before any reduction on account of premium tax.

   A12.4 If at the time of an annuity purchase Metropolitan has in effect for contracts in the same class as this Contract annuity purchase rates more favorable to the Annuitant than those set forth for purchase of annuities in Section A14, Metropolitan will apply the more favorable rates in place of those set forth in Section A14.

   A12.5 Metropolitan has the right as of any anniversary of the Issue Date to change the annuity purchase rates set forth in Section A14. No such change will apply to any Participant who had an Account Balance under this Contract as of the date immediately preceding the effective date of any such change.

Form G. 2444A-4                       (11)
                                 (May 1, 1987)

   A12.6 Metropolitan will issue a certificate for delivery to each Annuitant. Such certificate will describe the annuity purchased for the Annuitant.

   A12.7 If there has been a misstatement as to any Annuitant, Metropolitan will not pay more annuity benefits than would have been provided if the correct information had been given. Any overpayment or underpayment of an annuity, together with interest, will be deducted from or added to, respectively, future annuity payments. The interest rate will be that used to determine the annuity purchase rates for the annuity purchased.

Form G. 2444A-4                      (11.1)
                                 (May 1, 1987)

   A12.8 In no event will annuity payments be made for longer than (i) the Annuitant's life in the case of an annuity described in Section A14(a) and (ii) the lives of the Annuitant and the survivor Annuitant in the case of an annuity described in Section A14(b). Furthermore, in the case of an annuity described in Section A14(c), or in A14(d), the term certain period may not exceed the life expectancy of the Annuitant or, in the case of a married Annuitant, the life expectancies of the Annuitant and his or her spouse.

            Nothing in this Section A12.8, however, will apply to restrict or reduce any final payments to be made upon the death of an Annuitant.

   A12.9 If Metropolitan is holding any Separate Account Balance on account of a Participant, the amounts applied to purchase an annuity under Section B13 will be combined with those applied to purchase an annuity under this Section A12, and only a single annuity will be purchased with the combined amounts.

Section A13. General Provisions

   A13.1 The Fixed Interest Account Section of this Contract is participating except that the financial experience of any annuities bought under this Contract will not be considered in determining this Contract's financial experience. Metropolitan will determine annually any dividend to which this Fixed Interest Account Section of the Contract may be entitled. Any dividend will be equitably apportioned among the Participants based on their respective Fixed Interest Account Balances. However, in view of the manner in which Metropolitan determines the rates of interest to be credited on amounts while in the Fixed Interest Account, Metropolitan does not anticipate that this Fixed Interest Account Section of the Contract will be entitled to any dividend.

   A13.2 Metropolitan will issue a certificate for delivery to each person who becomes a Participant under this Contract. Such certificate will describe the benefits this Contract provides.

   A13.3 A Participant or Annuitant may change his or her designation of beneficiary by notice to Metropolitan. Upon Metropolitan's receipt of the notice the change will take effect as of the date the Participant or Annuitant signed the notice, but without prejudice to Metropolitan on account of any payment it made before it received the notice or so soon after such receipt that payment could not reasonably be stopped. If the Participant or Annuitant names more than one beneficiary and does not specify the respective interest of each beneficiary, the beneficiaries will be paid in equal shares. If one of several beneficiaries dies before the Participant or the Annuitant any amounts payable upon the death of the Participant or the Annuitant will be paid to the surviving beneficiaries.

Form G. 2444A                          (12)

            If there is no surviving beneficiary at the death of a Participant or Annuitant, the amount then payable will be paid to the estate of the Participant or the estate of the Annuitant, as the case may be.

   A13.4 This Contract is the entire contract between the parties. The Contractholder's statements will be deemed representations and not warranties. No sales representative or other person, except an authorized officer of Metropolitan, may make or change any contract or certificate or make any binding promises about any contract or certificate. Any amendment, modification or waiver of any provision of this Contract or any certificate may be made effective on behalf of Metropolitan only by an authorized officer of Metropolitan.

  A13.5 The Participant's rights under this Contract are [non-transferable and cannot be sold, assigned, discounted or pledged as collateral for a loan or as security to any person.]

            The amounts payable under this Contract are equal to at least the minimums required by any applicable law.

   A13.6 Metropolitan has no obligation to inquire as to the authority of any payee to receive any payments made under this Contract or to inquire into or see to such payee' s application of any amounts so paid. Any direction for a withdrawal must be in a form satisfactory to Metropolitan.

   A13.6A Notwithstanding any provision in this Contract to the contrary, in order to maintain its status as an annuity for federal income tax purposes, the following additional limitations on payment of benefits are applicable:

            (a) If the Participant dies after the date annuity payments commence and before the entire amount payable under the annuity has been distributed, the remaining amount payable, if any, must be distributed at least as rapidly as under the method of distribution being used as of the date of death.

            (b) If the Participant dies before the date annuity payments commence, the entire Account Balance must be distributed within 5 years of the Participant's death. If the Participant is not the Annuitant and the Participant dies before the Annuitant, payment will be made to the Annuitant.

Form G. 2444A-1                       (13)
                               (January 19, 1985)

            (c) Solely for the purpose of applying the limitations provided in sub-paragraphs (a) and (b) of this Section A13.6A, if (i) any portion of the Account Balance is payable to a designated beneficiary, (ii) such portion is being distributed (in accordance with Treasury Regulations) over the life, or over a period not exceeding the life expectancy, of such beneficiary, and (iii) such distribution begins not more than 1 year after the date of death of the Participant (or such later date allowed by Treasury Regulations), then the portion being distributed to the beneficiary (even though, in fact, it is being distributed over an extended period) will be treated as though it were distributed in whole on the day on which such distribution begins.

            (d) Solely for the purpose of applying the limitations provided in sub-paragraphs (a), (b) and (c) of this Section A13.6A, if the designated beneficiary of any portion of the death proceeds is the Participant's surviving spouse then the limitations contained in this Section A13.6A will be applied to such portion by treating the surviving spouse as the Participant.

            (e) If necessary to preserve its status as an annuity and comply with Sections 72(s) and 403(b) of the Internal Revenue Code, as amended from time to time, Metropolitan reserves the right to
                (i) interpret the provisions of this Section A13.6A in a manner which Metropolitan believes is consistent with the statute and with applicable Treasury Regulations (if and when they are promulgated) and (ii) change the provisions of this Section A13.6A at any time without the consent of the Participant. Metropolitan will promptly notify the Participant of such changes.

   A13.7 Notwithstanding any provision in this Contract to the contrary the following restrictions apply, pursuant to Texas law, to Participants who are participants in the Texas Optional Retirement Program (the "Program").

            (a) a withdrawal to purchase an annuity or make payment to a
                Participant or the Participant's estate or beneficiary may be made only if the Participant dies, retires, or terminates employment in all Texas institutions of higher education, as defined under Texas law.

Form G. 2444A-1                        (14)
                               (January 19, 1985)

            (b) no such withdrawal may be made unless Metropolitan first receives (i) a written statement from the appropriate institution verifying the vesting status and termination of employment of the Participant, and, except in case of death,
                (ii) a written statement from the Participant that he or she is not transferring employment to another Texas institution of higher education.

            (c) if the Participant dies, retires, or terminates employment in all Texas institutions of higher education, before being vested in the Program, any amounts provided by the State's matching contribution will be refunded to the appropriate institution and not included in any payment by Metropolitan.

            (d) a withdrawal to make payment to an entity providing another funding vehicle may be made only to the extend permitted under the Program.

            Metropolitan reserves the right to change these restrictions or to add restrictions without the consent of the Participant, to the extent necessary to maintain compliance with the laws and regulations applicable to the Program.

   A13.8 All communications under this Contract and any amendment, modification or waiver of this Contract will be in writing. All payments and communications to Metropolitan shall be directed to its Designated Office. Metropolitan will not be deemed to have received a payment or communication until it is received at the Designated Office. Metropolitan may, but need not, establish procedures for certain communications to be received by telephone or by other non-written means. If it does so, such communications will be deemed to have been received when actually received in accordance with such procedures.

   A13.9 The sole responsibility of the Contractholder is to serve as party to this Contract pursuant to the terms of the Metropolitan Group Annuity Contracts Trust. The Contractholder will have no responsibility to any Employer, Participant, Annuitant or beneficiary. Any obligations arising out of this Contract with respect to such persons will be Metropolitan's.

   A13.10 This Contract will cease upon Metropolitan's fulfillment of all its duties and obligations hereunder.

Form G. 2444A-4                      (14.1)
                                 (May 1, 1987)

Section A14. Annuity Purchase Rates

             (a)  Life Annuity Form

Under this form of annuity Metropolitan will make monthly payments to the Annuitant from the commencement date of the annuity, if the Annuitant is then living, to the date of the last payment before the Annuitant's death. No payments will be made after the Annuitant's death.


        Annuitant's Exact
        Age on Date of                   Monthly Annuity Payment
        Purchase of Annuity              Per $1,000 of Consideration
        ---------------------            ---------------------------
                55                                    $3.85
                56                                     3.91
                57                                     3.98
                58                                     4.05
                59                                     4.12
                60                                     4.19
                61                                     4.27
                62                                     4.36
                63                                     4.45
                64                                     4.54
                65                                     4.64
                66                                     4.75
                67                                     4.86
                68                                     4.99
                69                                     5.11
                70                                     5.25

On request Metropolitan will furnish rates not shown above.

Metropolitan's rates are unisex.

Form G. 2444A                          (15)

            (b) Joint and Survivor Life Annuity Form

Under this form of annuity, Metropolitan will make monthly payments from the commencement date of the annuity, if both Annuitants are then living, to the date of the last payment before the death of the second to die of the Annuitants. Annuity payments provided during the primary Annuitant's lifetime are payable to the primary Annuitant; any annuity payments provided after the primary Annuitant's death are payable to the survivor Annuitant. Annuity payments due to the survivor Annuitant are a specified percentage, not greater than 100%, of the annuity payments due to the primary Annuitant. No payments will be made after the death of the survivor Annuitant.



                                         Monthly Annuity Payment to Primary
                                         Annuitant Per $1,000 of Consideration
Annuitants' Exact                        if Percentage of Monthly Annuity
Ages on Date of                          Payment Payable to Survivor Annuitant is:
                                         -----------------------------------------
Purchase Of Annuity*                       50%     66 2/3%      75%       100%
-------------------                        ---     -------      ---       ----
     55 and 60                             $3.68     $3.63      $3.60       $3.52
     60 and 55                              3.83      3.72       3.67        3.52
     60 and 60                              3.91      3.82       3.78        3.66
     60 and 65                              3.97      3.91       3.87        3.78
     65 and 60                              4.16      4.03       3.96        3.78
     65 and 65                              4.26      4.15       4.10        3.94
     70 and 65                              4.61      4.43       4.35        4.11
     70 and 70                              4.76      4.61       4.54        4.35

   * In each pair of ages, the first age is the primary Annuitant's age and the second age is the survivor Annuitant's age.

On request Metropolitan will furnish rates not shown above.

Metropolitan's rates are unisex.

Form G. 2444A                          (16)

            (c) Term Certain and Life Annuity Form

Under this form of annuity Metropolitan will make monthly payments from the commencement date of the annuity, if the Annuitant is then living, to the date of the last payment before the later of (i) the Annuitant's death, and (ii) the expiration of the term certain period. Annuity payments during the Annuitant's lifetime are payable to the Annuitant; any annuity payments due after the Annuitant's death are payable to the Annuitant's beneficiary, except that if the beneficiary is not a natural person, then in lieu of the payment of monthly annuity payments to the beneficiary the commuted value of such annuity payments will be paid to the beneficiary. If the beneficiary is a natural person and if neither the Annuitant nor his or her beneficiary is living at the time an annuity payment is due, the commuted value of the annuity payments due will be paid to (i) the Annuitant's executors or administrators in case the Annuitant died after his or her beneficiary, or (ii) the beneficiary's executors or administrators in case the beneficiary died after the Annuitant . The commuted value of annuity payments will be calculated at the interest rate used to determine the annuity purchase rates for the annuity purchased.

No commuted value of annuity payments is payable except under the circumstances specified above.


          Annuitant's Exact                          Monthly Annuity Payment Per $1,000 of
          Age on Date of                             Consideration if Term Certain Period is:
                                                     ---------------------------------------------
          Purchase of Annuity                        10 Years      15 Years          20 Years
          ---------------------                      --------      --------          --------
                  55                                   $3.83         $3.80             $3.75
                  56                                    3.89          3.85              3.80
                  57                                    3.95          3.91              3.85
                  58                                    4.01          3.97              3.91
                  59                                    4.08          4.03              3.96
                  60                                    4.15          4.10              4.02
                  61                                    4.23          4.17              4.08
                  62                                    4.31          4.24              4.14
                  63                                    4.39          4.31              4.20
                  64                                    4.48          4.39              4.26
                  65                                    4.57          4.47              4.33
                  66                                    4.67          4.55              4.39
                  67                                    4.77          4.64              4.46
                  68                                    4.88          4.73              4.52
                  69                                    4.99          4.82              4.59
                  70                                    5.11          4.92              4.65

On request Metropolitan will furnish rates not shown above.

Metropolitan's rates are unisex.

Form G. 2444A                          (17)

            (d)  Term Certain Annuity Form

Under this form of annuity, Metropolitan will make monthly payments from the commencement date of the annuity to the date of the last payment before the expiration of the term certain period. The term certain period must be at least 5 years. Annuity payments provided during the Annuitant's lifetime are payable to the Annuitant; any annuity payments provided after the Annuitant's death are payable to the Annuitant's beneficiary, except that if the beneficiary is not a natural person, then in lieu of the payment of monthly annuity payments to the beneficiary the commuted value of such annuity payments will be paid to the beneficiary. If the beneficiary is a natural person and if neither the Annuitant nor his or her beneficiary is living at the time annuity payments are due, the commuted value of those annuity payments will be paid to (i) the Annuitant's executors or administrators in case the Annuitant died after his or her beneficiary, or (ii) the beneficiary's executors or administrators in case the beneficiary died after the Annuitant. The commuted value of annuity payments will be calculated at the interest rate used to determine the annuity purchase rates for the annuity purchased.

No commuted value of annuity payments is payable except under the circumstances specified above.

                   Monthly Annuity Payment per $1,000 of
                   Consideration if Term Certain Period is:
                   ----------------------------------------
                   10 Years         15 Years      20 Years
                   --------         --------      --------
                     $9.37            $6.70         $5.37



On request Metropolitan will furnish rates not shown above.

Metropolitan's rates are unisex.

Form G.2444A                         (18)

                          Section B. Seperate Account

Section B1. Introduction

     B1.1 "Account Balance" means the entire amount held at any particular time by Metropolitan under this Contract on account of a Participant. "Separate Account Balance" means the amount held at any particular time by Metropolitan in the Separate Account under this Contract on account of a Participant.

     B1.2 "Annuitant" means a person upon whose life an annuity has been purchased under this Contract.

     B1.3 "Designated Office" means Metropolitan's Home Office at One Madison Avenue, New York, New York 10010 or such other location or locations as Metropolitan may designate in place of its Home Office.

     B1.4 "Employer" means an employer that is eligible to purchase annuities for its employees pursuant to Section 403(b) of the Internal Revenue Code of 1986 as from time to time amended ("the Code") and that has arranged with Metropolitan to utilize this Contract for such purchases.

     B1.5 "Participant" means any employee of an Employer who has directed that Employer to utilize this Contract on his or her behalf, and on whose account Metropolitan has accepted a payment under this Contract. Metropolitan has the right at any time on or after the fifth anniversary of the Issue Date to refuse to allow additional employees to become Participants. A person will cease to be a Participant at such time as Metropolitan is no longer holding any Account Balance on account of such person.

     B1.6 "Separate Account" means Metropolitan Life Separate Account E. This is an investment account established and maintained by Metropolitan, separate from its general account or other separate accounts. Metropolitan will add to the Separate Account the payments it accepts under this Contract that are allocated to the Separate Account. Amounts may also be allocated to the Separate Account pursuant to certain other contracts of Metropolitan as may be determined by it.

            Metropolitan owns the assets in the Separate Account. Assets equal to the reserves and other liabilities of the Separate Account will not be charged with liabilities that arise from any other business Metropolitan conducts. Metropolitan may from time to time transfer to its general account assets in excess of such reserves and liabilities.

Form G.2444A-4                       (19)
                                 (May 1, 1987)

            Income and realized and unrealized gains or losses from assets in the Separate Account are credited to or charged against the Separate Account without regard to Metropolitan's other income, gains, or losses.

            The Separate Account will be valued at the end of each Valuation Period.

     B1.7 A "Valuation Period" is the period between two successive valuations of the assets in the Separate Account. Valuations will be made once each day that the New York Stock Exchange is open for trading. Metropolitan reserves the right, on 30 days notice, to change the basis for such Valuation Period, as long as the new basis is not inconsistent with applicable law.

     B1.8 The "Investment Divisions" are part of the Separate Account. Each division holds a separate class (or series) of stock of a designated investment company. Each class of stock represents a separate portfolio in the investment company.

     B1.9 Metropolitan will maintain the Separate Account in Investment Divisions corresponding to the separate portfolios in the investment company. As of April 29, 1988, there are seven available Investment Divisions corresponding to the seven portfolios of the Metropolitan Series Fund, Inc. (the "Fund") as of April 29, 1988, viz., the Growth Portfolio, the Income Portfolio, the Money Market Portfolio, the Discretionary Portfolio, the GNMA Portfolio, the Aggressive Growth Portfolio and the Equity Income Portfolio. These Investment Divisions and portfolios are described below.

            Division 1 -  Growth Portfolio - The investment objective of this portfolio is to achieve long-term growth of capital and income, and moderate current income, by investing primarily in common stocks that are believed to be of good quality or to have good growth potential or which are considered to be undervalued based on historical investment standards.

            Division 2 -  Income Portfolio - The investment objective of this portfolio is to achieve the highest possible total return, by combining current income with capital gains, consistent with prudent investment risk and the preservation of capital, by investing primarily in fixed-income, high-quality debt securities.

            Division 3 -  Money Market Portfolio - The investment objective of this portfolio is to achieve the highest possible current income consistent with the preservation of capital and maintenance of liquidity, by investing primarily in short-term money market instruments.

Form G.2444A-6                       (20)
                               (April 29, 1988)

            Division 4 -  Discretionary Portfolio - The investment objective of this portfolio is to achieve a high total return while attempting to limit investment risk and preserve capital by investing in equity securities, fixed-income debt securities, or short-term money market instruments, or any combination thereof at the discretion of State Street Research.

            Division 5 -  GNMA Portfolio - The investment objective of this portfolio is to achieve a high level of current income while attempting to preserve liquidity and safety of principal, by investing in mortgage-related securities, predominantly those issued by the Government National Mortgage Association, and other debt securities.

            Division 6 -  Aggressive Growth Portfolio - The investment objective of this portfolio is to achieve maximum capital appreciation by investing primarily in common stocks (and equity and debt securities convertible into or carrying the right to acquire common stocks) of emerging growth companies, undervalued securities or special situations.

            Division 7 -  Equity Income Portfolio - The investment objective of this portfolio is to provide a high level of current income and, secondarily, long-term growth of capital by investing primarily in common stocks offering above-average dividend yields and in equity and debt securities convertible into or carrying the right to acquire common stocks.

            Investment returns will reflect fluctuations in market value of securities. The current Fund prospectus should be consulted for a complete description of the Fund and the designated portfolios.

     B1.10 An "Accumulation Unit" is the unit of measurement used in determining the value of amounts held in the Investment Divisions.

Section B2. Payments to Metropolitan

     B2.1 Metropolitan will accept under this Contract for addition to the Separate Account each amount allocated to the Separate Account pursuant to Section B2.2 that may be contributed or transferred to this Contract under the Code.


Form G.2444A-6                       (21)
                               (April 29, 1988)

            Payments to Metropolitan under this Contract are subject to the following conditions

            (a) Metropolitan has the right to refuse to accept any payment smaller than $200 per year or any payments that total more than $500,000 during any calendar month on account of a Participant. Metropolitan reserves the right to change this $200 minimum at any time.

            (b) Metropolitan has the right to refuse to accept any further payments on account of a Participant and make payment to the Participant as if the Participant had requested withdrawal of his or her entire Account Balance if (i) more than four years have elapsed since the date Metropolitan received the last amount on account of such Participant, and (ii) such Participant's entire Account Balance is smaller than $800.

            (c) Metropolitan will accept no further payments under this Contract on account of any Participant who is not employed by an Employer.

Form G.2444A-10                     (21.1)
                               (April 14, 1989)

            (d) Metropolitan has the right to refuse to accept any payments on account of a person unless the initial payment is received by Metropolitan within 190 days after such person directs his or her Employer to utilize this Contract on his or her behalf.

            (e) Metropolitan will accept no payments under this Contract on account of any person until (i) Metropolitan has received the Employer's request that this Contract be utilized for that person; and (ii) Metropolitan has entered that person's name on its records under this Contract. Any amounts received by Metropolitan on account of a person before the last to occur of these conditions will not be accepted until both of these conditions have occurred.

     B2.2 The Participant will direct Metropolitan whether payments accepted under this Contract on the Participant 's account are to be added to the Separate Account and, if so, to which Investment Division of the Separate Account. The direction will specify whether all, none, or a part (which must be given as a whole percentage) of such payments are to be added to each Investment Division of the Separate Account. The Participant may change his or her allocation direction as to future payments by notice to Metropolitan. Such change will take effect within 7 business days after the notice is received by Metropolitan or, if later, on the date specified in the notice if such date is no more than 30 days after Metropolitan's receipt of the notice.

Section B3. Maintenance of the Separate Account

     B3.1 Metropolitan will maintain its records of amounts in the various Investment Divisions in the Separate Account in terms of Accumulation Units. The value of an Accumulation Unit in an Investment Division for a Valuation Period is determined as of the end of such Valuation Period by multiplying the previous Accumulation Unit value by that Investment Division's experience factor (see Section B4.2) for the Valuation Period. Metropolitan initially established the value of an Accumulation Unit in each Investment Division at $10.

     B3.2 Metropolitan will determine the number of Accumulation Units of an Investment Division that are purchased by an amount accepted for addition to such Investment Division by dividing that amount by the value of an Accumulation Unit in such Investment Division for the Valuation Period during which Metropolitan accepts payment of such amount or during which such amount is transferred to such Investment Division.

     B3.3 Any amount that is allocated to the Separate Account will be added to it and allocated to the designated Investment Division in the Separate Account as of the end of the Valuation Period during which such amount was accepted by Metropolitan or transferred to such Investment Division.

Form G.2444A-4                        (22)
                                 (May 1, 1987)

Section B4. Valuation of Assets in Investment Divisions

     B4.1 The investment experience of an Investment Division is determined as of the end of each Valuation Period.

     B4.2 Metropolitan uses an experience factor to measure changes in each Investment Division's investment experience during a Valuation Period.

            The experience factor for a Valuation Period in each Investment Division is calculated as follows

            (1) Metropolitan takes the net asset value per investment company share at the end of the current Valuation Period, adds the per share amount of any dividend or capital gain distribution paid by the investment company during the current Valuation Period, and subtracts any per share charge for taxes and reserve for taxes.

            (2) Metropolitan divides (1) by the net asset value per investment company share at the end of the preceding Valuation Period.

            (3) Metropolitan subtracts a charge not to exceed .000040792 for each day in the Valuation Period. This charge is to cover the administrative expenses, and the mortality and expense risk charges assumed by Metropolitan under this Contract.

Section B5. Metropolitan's Right to Make Changes

     B5.1 Metropolitan reserves the right to make certain changes if, in Metropolitan's judgment, they would best serve the interests of participants in or owners of contracts such as this or would be appropriate in carrying out the purposes of such contracts. Any changes will be made only to the extent and in the manner permitted by applicable laws. Also, when required by law, Metropolitan will obtain the Participants' approval of the changes and approval from any appropriate regulatory authority.

            Examples of the changes Metropolitan may make include

            . To operate the Separate Account in any form permitted under the Investment Company Act of 1940, or in any other form permitted by law.

            . To take any action necessary to comply with or obtain and continue any exemptions from the Investment Company Act of 1940.

Form G.2444A                       (23)

            . To transfer any assets in an Investment Division to another Investment Division, or to one or more separate accounts, or to Metropolitan's general account, or to add, combine, or remove Investment Divisions in the Separate Account.

            . To substitute for the investment company shares held in any Investment Division the shares of another class of the investment company or the shares of another investment company or any other investment permitted by law.

            . To change the way Metropolitan assesses charges, but without increasing the aggregate amount charged in connection with this Contract. For example, if Metropolitan purchases investments (such as stocks and bonds) instead of buying shares of an investment company, Metropolitan will assess an investment advisory charge but not more than the amount that would otherwise be charged by the investment company.

            . To make any necessary technical changes in this Contract in order to conform with any action this provision permits Metropolitan to take.

            If any of these changes result in a material change in the underlying investments of an Investment Division to which amounts held under this Contract are allocated, Metropolitan will notify the Participant of such change. Participants may then make a new choice of Investment Divisions.

Section B6. Participants' Separate Account Balances

     B6.l Metropolitan will maintain records of any amount held in the Separate Account on account of each Participant. Such amount will be the sum of the amounts held with respect to the Participant in each Investment Division.

     B6.2 Not less often than once in each twelve month period Metropolitan will send to each Participant a statement of his or her Separate Account Balance.

Section B7. Withdrawals from Investment Divisions

     B7.l Metropolitan will make withdrawals from the Participants' Separate Account Balances held in Investment Divisions in order to

            (a) pay administrative charges pursuant to Section B8,

            (b) purchase annuities for Participants pursuant to Section B9,

Form G.2444A                         (24)

            (c) make transfers to the Fixed Interest Account or to other
                Investment Divisions and make certain payments pursuant to Section B10, and

            (d) make payment or purchase an annuity pursuant to Section B11 after the death of a Participant.

     B7.2 Any such withdrawal will be made as of the date Metropolitan receives the direction to make the withdrawal or as of any later date specified in the direction except that

            (a) if a Valuation Period does not end on the date as of which the withdrawal would normally be made, the withdrawal will be made as of the next following date on which a Valuation Period ends,

            (b) if the date specified is more than 180 days after the date
                Metropolitan receives the direction, or if the Participant dies before the date specified, Metropolitan will not make the withdrawal,

            (c) any other withdrawals taking effect before the date specified will be made first,

            (d) if the withdrawal is made in order to purchase an annuity, the withdrawal will be made as of the end of the last Valuation Period ending immediately prior to the date the annuity is to be purchased pursuant to Section B13.1(d), subject to the provisions of Section B7.2(e),

            (e) if the withdrawal is made pursuant to Section B10.2 or B11, the withdrawal will be made as of the end of the Valuation Period during which Metropolitan receives due proof that the conditions specified in any such section have been met,

            (f) if the withdrawal is made pursuant to Section B8, B10.3 or
                B10.4, it will be made as of the end of the Valuation Period determined by Metropolitan.

            Metropolitan will determine the value of the amount withdrawn based upon the value of an Accumulation Unit for the date as of which the withdrawal is made.

     B7.3 Any withdrawal will completely discharge Metropolitan's liability with respect to the amount withdrawn from the Investment Division.

Section B8. Withdrawals from the Separate Account to pay Administrative Charges

     B8.1 Once each calendar year Metropolitan will withdraw an administrative charge from the Participant's Separate Account Balance. In addition, if the Participant's entire Account Balance is withdrawn to make payment to the Participant or another funding vehicle pursuant to Section B10, the Separate Account Balance will be reduced before the withdrawal is made by the amount of any unpaid administrative charge. Any such charge will be in addition to any early withdrawal charge.

Form G.2444A-4                       (25)
                                 (May 1, 1987)

     B8.2 The administrative charge will be $15 per year, imposed on a pro rata basis for each month or fraction thereof in which the Participant has a Separate Account Balance. The withdrawal will be divided equally among the various Investment Divisions in which the Participant participates.

     B8.3 Metropolitan reserves the right to change the administrative charge on any anniversary of the Issue Date upon 90 days notice to the Participant

Section B9. Withdrawals from the Separate Account to Purchase Annuities for
            Participants

     B9.1 A Participant may at any time direct Metropolitan to withdraw his or her entire Account Balance, and apply such balance to purchase an annuity for himself or herself in accordance with Section B13. No early withdrawal charge will be imposed in connection with such withdrawal.

Section B10.Withdrawals from the Investment Divisions to make Transfers to the
            Fixed Interest Account or to Other Investment Divisions or Payments to Participants or to Other Funding Vehicles

     B10.1 A Participant may at any time direct Metropolitan to withdraw all, a specified whole percentage, or a specified dollar amount of his or her Separate Account Balance maintained in one or more Investment Divisions in order to

            (a) make a transfer to the Fixed Interest Account, or from an
                Investment Division in the Separate Account to one or more other Investment Divisions in the Separate Account, but in any calendar year not more than [twelve] of the following transfers may be made: (i) from the Fixed Interest Account to the Separate Account, (ii) from the Separate Account to the Fixed Interest Account, (iii) among the Investment Divisions of the Separate Account, or

            (b) make payment to the Participant, or

            (c) make payments to entities providing annuities or other funding vehicles pursuant to Section 403(b) of the Code.

            Metropolitan will accept no direction that would result in a payment or transfer of less than $250 unless the direction applies to the Participant's entire balance maintained in a Investment Division of the Separate Account. If, after any withdrawal and payment, (i) the Participant's entire Account Balance would be less than $800 and
            (ii) more than four years have elapsed since the date Metropolitan received the last amount on account of such Participant, Metropolitan has the right to make payment as if the Participant's direction had applied to his or her entire Account Balance.

            An early withdrawal charge will be imposed upon the Separate Account Balance in connection with a withdrawal under this Section B10.1 unless

Form G.2444A-3                       (26)
                                (August 1, 1986)

            (a) the Participant has been a Participant for at least 7 full uninterrupted years on or before the date the withdrawal is made, or,

            (b) Section B10.2 or B10.4 applies to the withdrawal, or

            (c) the withdrawal is to make a transfer among Investment Divisions or from the Separate Account to the Fixed Interest Account.

            The amount of the early withdrawal charge will be as specified in Section B12.

    B10.2 A Participant may withdraw his or her entire Account Balance and have such amount paid to the Participant without the imposition of an early withdrawal charge if he or she

            (a) becomes  totally  disabled  as defined under the Federal Social
                Security Act, and

            (b) submits to Metropolitan both due proof of such disability and a direction to make the payment.

     B10.3 Metropolitan may withdraw a Participant's entire Account Balance and make payment to the Participant as if the Participant had requested withdrawal of his or her entire Account Balance if (i) more than four years have elapsed since the date Metropolitan received the last amount on account of such Participant, and (ii) such Participant's entire Account Balance is smaller than $800.

            An early withdrawal charge will be imposed upon the Separate Account Balance in connection with the withdrawal unless the Participant has been a Participant for at least 7 full uninterrupted years on or before the date the withdrawal is made.

            The amount of the early withdrawal charge will be as specified in Section B12.

     B10.4  Effective January 1, 1989:

            (a) for any Participant who has not attained age 70 1/2 prior to
                January 1, 1988, distribution of the Participant's entire Account Balance may commence no later than April 1 of the year following the year in which the Participant attains age 70 1/2.

            (b) for any Participant who has attained age 70 1/2 prior to January
                1, 1988, distribution of the Participant's entire Account Balance may commence no later than the April 1 of the year following the later of (i) the year in which the Participant attains age 70 1/2, or (ii) the year in which the Participant retires.

            No early withdrawal charge will be imposed in connection with such distributions.

Form G.2444A-4                       (27)
                                 (May 1, 1987)

Section B11. Withdrawals from the Separate Account after a Participant Dies

     B11.1 After Metropolitan's receipt of due proof of a Participant's death, Metropolitan will withdraw the greater of (a) the value of the Participant's entire Account Balance as of the date due proof is received; or (b) the total of all payments made to Metropolitan on account of the Participant less any partial withdrawals, and pay such amount to the Participant's beneficiary. However, the beneficiary may, instead, elect to have this amount applied to purchase an annuity for the beneficiary in accordance with Section B13. In either case no early withdrawal charge will be imposed in connection with such withdrawal.

Form G.2444A-4                        (27.1)
                                 (May 1, 1987)

Section B12. Separate Account Early Withdrawal Charges

     B12.1 The early withdrawal charge imposed pursuant to Section Bl0.1 or B10.3 in connection with a withdrawal from an Investment Division will be equal to

            (a) that part of the amount in that Investment Division used to make a transfer or payment that is not exempt (under Section B12.2) from the early withdrawal charge, multiplied by

            (b) the applicable factor from Column I of the table below,

            but only if the Participant's Separate Account Balance remaining in that Investment Division after the withdrawal is at least equal to the early withdrawal charge. In such case Metropolitan will make the transfer or payment directed by the Participant, and then withdraw the early withdrawal charge from the remaining Separate Account Balance in that Investment Division.

            If the Participant's Separate Account Balance, if any, that would have remained in an Investment Division after the transfer or payment directed by the Participant is less than this early withdrawal charge (i.e., there would not be enough left to pay the charge) Metropolitan will instead withdraw from that Investment Division, to make the transfer or payment directed by the Participant, both

            (a) any amounts exempt from the early withdrawal charge pursuant to section B12.2, and any applicable administrative charges pursuant to Section B8, and

            (b) an amount equal to the remaining Separate Account Balance in that Investment Division divided by the applicable factor from Column II of the table below.

            Metropolitan will then withdraw the remaining Separate Account Balance in that Investment Division as the early withdrawal charge.

            If withdrawals are made from more than one Investment Division, the early withdrawal charge will be determined separately for each Investment Division.


            Participant's Full
            Uninterrupted Years of
            Contract Participation
            at Withdrawal                  Column I     Column II
            ----------------------         --------     ---------
                           less than  3      0.07         1.07
            at least 3 but less than  4       .06         1.06
            at least 4 but less than  5       .05         1.05
            at least 5 but less than  6       .04         1.04
            at least 6 but less than  7       .02         1.02
                           7 or more          .00         1.00

Form G.2444A                          (28)

     B12.2 If no previous withdrawal has been made from any part of the Participant's Account Balance (whether in the Fixed Interest Account or the Separate Account) during a calendar year, other than to make transfers from or within the Separate Account, or to pay administrative charges, an amount up to 10% of the Participant's Separate Account Balance in each Investment Division may be withdrawn, subject to the provisions of Section B10, without any early withdrawal charge being imposed.

     B12.3 The total of all early withdrawal charges with respect to a Participant's Separate Account Balance will not exceed 8% of all contributions to the Separate Account on account of the Participant.

Section B13. Annuity Purchases

     B13.1 For each person who elects under this Contract to have the Participant's entire Account Balance applied to purchase an annuity, Metropolitan will require the following information

            (a) The social security number, date of birth and address of the
                Annuitant, the name and social security number of the beneficiary and, if applicable, the social security number, name, address and date of birth of any survivor Annuitant. Metropolitan has the right to require evidence, satisfactory to itself, of dates of birth. The Annuitant will be the Participant unless the annuity is purchased pursuant to Section B11, in which case it will be the Participant's beneficiary.

            (b) The form of annuity the purchaser has selected, which will be one of those set forth in Section B15 or any other form of annuity agreed upon by Metropolitan.

            (c) Whether annuity payments are to be made monthly, quarterly, semi-annually or annually.

            (d) The purchase date of the annuity, which will be a date not less than 30 nor more than 180 days after the date Metropolitan receives the election along with all required information. If, however, the annuity is purchased by the beneficiary after the death of a Participant, the purchase date will be the date Metropolitan received due proof of the Participant's death. In no event may the purchase date be later than the Annuitant's 75th birthday.

                Effective January 1, 1989:

                (a) For any Participant who has not attained age 70 1/2 prior to
                    January 1, 1988, if the Annuitant is the Participant the purchase date of the annuity may be no later than April 1 of the year following the year in which the Participant attains age 70 1/2.

Form G.2444A-4                       (29)
                                 (May 1, 1987)

                (b) For any Participant who has attained age 70 1/2 prior to
                    January 1, 1988, if the Annuitant is the Participant the purchase date of the annuity may be no later than the April 1 of the year following the later of (i) the year in which the Participant attains age 70 1/2 or (ii) the year in which the Participant retires.

                Regardless of the mode of annuity payment chosen, the first annuity payment will be made as of the purchase date of the annuity.

     B13.2 The Consideration for an annuity will be the amount applied pursuant to Section B9 or B11, to purchase the annuity, reduced by any applicable premium tax.

Form G.2444A-4                      (29.1)
                                 (May 1, 1987)

     B13.3 Metropolitan will determine the payment to the Annuitant as of the purchase date of the annuity by applying the Consideration to the rate set forth in Section B15 for the form of annuity selected for the Annuitant. If payments are to be made other than monthly, the amounts shown in Section B15 will be adjusted to the actuarially equivalent amounts for the frequency of payments elected. If the monthly rate of an annuity would be less than $20 (regardless of whether or not monthly annuity payments were elected), Metropolitan will have the right to refuse to make the annuity purchase and, instead, to pay to the proposed purchaser the amount that would otherwise be applied to purchase the annuity, before any reduction on account of premium tax.

     B13.4 If at the time of an annuity purchase Metropolitan has in effect for contracts in the same class as this Contract annuity purchase rates more favorable to the Annuitant than those set forth for purchase of annuities in Section B15, Metropolitan will apply the more favorable rates in place of those set forth in Section B15.

     B13.5 Metropolitan has the right as of any anniversary of the Issue Date to change the annuity purchase rates set forth in Section B15. No such change will apply to any Participant who had an Account Balance under this Contract as of the day immediately preceding the effective date of any such change.

     B13.6 Metropolitan will issue a certificate for delivery to each Annuitant. Such certificate will describe the annuity purchased for the Annuitant.

     B13.7 If there has been a misstatement as to any Annuitant, Metropolitan will not pay more annuity benefits than would have been provided if the correct information had been given. Any overpayment or underpayment of an annuity, together with interest, will be deducted from or added to, respectively, future annuity payments. The interest rate will be that used to determine the annuity purchase rates for the annuity purchased.

     B13.8 In no event will annuity payments be made for longer than (i) the Annuitant's life in the case of an annuity described in Section B15(a) and (ii) the lives of the Annuitant and the survivor Annuitant in the case of an annuity described in Section B15(b). Furthermore, in the case of an annuity described in Section B15(c), or in B15(d), the term certain period may not exceed the life expectancy of the Annuitant or, in the case of a married Annuitant, the life expectancies of the Annuitant and his or her spouse.

            Nothing in this Section B13.8, however, will apply to restrict or reduce any final payments to be made upon the death of an Annuitant.

Form G.2444A                         (30)

     B13.9 If Metropolitan is holding any Fixed Interest Account Balance on account of a Participant, the amounts applied to purchase an annuity under Section A12 will be combined with those applied to purchase an annuity under this Section B13, and only a single annuity will be purchased with the combined amounts.

Section B14. General Provisions

     B14.1 Metropolitan will issue a certificate for delivery to each person who becomes a Participant under this Contract. Such certificate will describe the benefits this Contract provides.

     B14.2 A Participant or Annuitant may change his or her designation of beneficiary by notice to Metropolitan. Upon Metropolitan's receipt of the notice the change will take effect as of the date the Participant or Annuitant signed the notice, but without prejudice to Metropolitan on account of any payment it made before it received the notice or so soon after such receipt that payment could not reasonably be stopped.

            If the Participant or Annuitant names more than one beneficiary and does not specify the respective interest of each beneficiary, the beneficiaries will be paid in equal shares. If one of several beneficiaries dies before the Participant or the Annuitant any amounts payable upon the death of the Participant or the Annuitant will be paid to the surviving beneficiaries.

            If there is no surviving beneficiary at the death of a Participant or Annuitant, the amount then payable will be paid to the estate of the Participant or the estate of the Annuitant, as the case may be.

     B14.3 This Contract is the entire contract between the parties. The Contractholder's statements will be deemed representations and not warranties. No sales representative or other person, except an authorized officer of Metropolitan, may make or change any contract or certificate or make any binding promises about any contract or certificate. Any amendment, modification or waiver of any provision of this Contract or any certificate may be made effective on behalf of Metropolitan only by an authorized officer of Metropolitan.

     B14.4 The Participant's rights under this Contract are [non-transferable and cannot be sold, assigned, discounted or pledged as collateral for a loan or as security to any person.]

     B14.5 Metropolitan has no obligation to inquire as to the authority of any payee to receive any payments made under this Contract or to inquire into or see to such payee's application of any amounts so paid. Any direction for a withdrawal must be in a form satisfactory to Metropolitan.


Form G.2444A-1                         (31)
                              (January 19, 1985)

     B14.5A Notwithstanding any provision in this Contract to the contrary, in order to maintain its status as an annuity for federal income tax purposes, the following additional limitations on payment of benefits are applicable:

            (a) If the Participant dies after the date annuity payments commence and before the entire amount payable under the annuity has been distributed, the remaining amount payable, if any, must be distributed at least as rapidly as under the method of distribution being used as of the date of death.

            (b) If the Participant dies before the date annuity payments commence, the entire Account Balance must be distributed within 5 years of the Participant's death. If the Participant is not the Annuitant and the Participant dies before the Annuitant, payment will be made to the Annuitant.

            (c) Solely for the purpose of applying the limitations provided in sub-paragraphs (a) and (b) of this Section B14.5A, if (i) any portion of the Account Balance is payable to a designated beneficiary, (ii) such portion is being distributed (in accordance with Treasury Regulations) over the life, or over a period not exceeding the life expectancy, of such beneficiary, and (iii) such distribution begins not more than 1 year after the date of death of the Participant (or such later date allowed by Treasury Regulations), then the portion being distributed to the beneficiary (even though, in fact, it is being distributed over an extended period) will be treated as though it were distributed in whole on the day on which such distribution begins.

            (d) Solely for the purpose of applying the limitations provided in sub-paragraphs (a), (b) and (c) of this Section B14.5A, if the designated beneficiary of any portion of the death proceeds is the Participant's surviving spouse then the limitations contained in this Section B14.5A will be applied to such portion by treating the surviving spouse as the Participant.

            (e) If necessary to preserve its status as an annuity and comply with Sections 72(s) and 403(b) of the Internal Revenue Code, as amended from time to time, Metropolitan reserves the right to
                (i) interpret the provisions of this Section B14.5A in a manner which Metropolitan believes is consistent with the statute and with applicable Treasury Regulations (if and when they are promulgated) and (ii) change the provisions of this Section B14.5A at any time without the consent of the Participant. Metropolitan will promptly notify the Participant of such changes.

Form G.2444A-1                       (32)
                              (January 19, 1985)

     B14.6 Notwithstanding any provisions in this Contract to the contrary the following restrictions apply, pursuant to Texas law, to Participants who are participants in the Texas Optional Retirement Program (the "Program").

            (a) a withdrawal to purchase an annuity or make payment to a
                Participant or the Participant's estate or beneficiary may be made only if the Participant dies, retires, or terminates employment in all Texas institutions of higher education, as defined under Texas law.

            (b) no such withdrawal may be made unless Metropolitan first receives (i) a written statement from the appropriate institution verifying the vesting status and termination of employment of the Participant, and, except in case of death,
                (ii) a written statement from the Participant that he or she is not transferring employment to another Texas institution of higher education.

            (c) if the Participant dies, retires, or terminates employment in all Texas institutions of higher education before being vested in the Program, any amounts provided by the State's matching contribution will be refunded to the appropriate institution and not included in any payment by Metropolitan.

            (d) a withdrawal to make payment to an entity providing another funding vehicle may be made only to the extent permitted under the Program.

            Metropolitan reserves the right to change these restrictions or to add restrictions without the consent of the Participant, to the extent necessary to maintain compliance with the laws and regulations applicable to the Program.

     B14.7 Notwithstanding any provision in this Contract to the contrary, Metropolitan reserves the right to defer determination, payment or application of any amount received or payable under this Contract in

Form G.2444A-1                        (33)
                              (January 19, 1985)
            the event that the New York Stock Exchange is closed (other than customary weekend and holiday closings), or an emergency exists making disposal or valuation of assets in the Separate Account not reasonably practicable or the Securities and Exchange Commission determines that securities trading is restricted or permits such deferral.

     B14.8 All communications under this Contract and any amendment, modification or waiver of this Contract will be in writing. All payments and communications to Metropolitan shall be directed to its Designated Office. Metropolitan will not be deemed to have received a payment or communication until it is received at the Designated Office. Metropolitan may, but need not, establish procedures for certain communications to be received by telephone or by other non-written means. If it does so, such communications will be deemed to have been received when actually received in accordance with such procedures.

     B14.9 The sole responsibility of the Contractholder is to serve as party to this Contract pursuant to the terms of the Metropolitan Group Annuity Contracts Trust. The Contractholder will have no responsibility to any Trustee, Employer, Participant, Annuitant or beneficiary. Any obligations arising out of this Contract with respect to such persons will be Metropolitan's.

     B14.10 This Contract will cease upon Metropolitan's fulfillment of all its duties and obligations hereunder.

Form G.2444A-4                       (33.1)
                                 (May 1, 1987)

Section B15. Annuity Purchase Rates

            (a) Life Annuity Form

Under this form of annuity Metropolitan will make monthly payments to the Annuitant from the commencement date of the annuity, if the Annuitant is then living, to the date of the last payment before the Annuitant's death. No payments will be made after the Annuitant's death.

          Annuitant's Exact
          Age on Date of                     Monthly Annuity Payment
          Purchase of Annuity                per $1,000 of Consideration
          -------------------                ---------------------------
                 55                                    $3.85
                 56                                     3.91
                 57                                     3.98
                 58                                     4.05
                 59                                     4.12
                 60                                     4.19
                 61                                     4.27
                 62                                     4.36
                 63                                     4.45
                 64                                     4.54
                 65                                     4.64
                 66                                     4.75
                 67                                     4.86
                 68                                     4.99
                 69                                     5.11
                 70                                     5.25

On request Metropolitan will furnish rates not shown above.

Metropolitan's rates are unisex.

Form G.2444A                         (34)

            (b) Joint and Survivor Life Annuity Form

Under this form of annuity, Metropolitan will make monthly payments from the commencement date of the annuity, if both Annuitants are then living, to the date of the last payment before the death of the second to die of the Annuitants. Annuity payments provided during the primary Annuitant's lifetime are payable to the primary Annuitant; any Annuity payments provided after the primary Annuitant's death are payable to the survivor Annuitant. Annuity payments due to the survivor Annuitant are a specified percentage, not greater than 100%, of the annuity payments due to the primary Annuitant. No payments will be made after the death of the survivor Annuitant.

                                   Monthly Annuity Payment to Primary
                                  Annuitant per $1,000 of Consideration if
     Annuitants' Exact            Percentage of Monthly Annuity Payment
     Ages on Date of              Payable to Survivor Annuitant is:
                                  -------------------------------------------
     Purchase of Annuity*          50%      66 2/3%     75%        100%
     --------------------          ---      ------      ---        ----
          55 and 60               $3.68      $3.63      $3.60       $3.52
          60 and 55                3.83       3.72       3.67        3.52
          60 and 60                3.91       3.82       3.78        3.66
          60 and 65                3.97       3.91       3.87        3.78
          65 and 60                4.16       4.03       3.96        3.78
          65 and 65                4.26       4.15       4.10        3.94
          70 and 65                4.61       4.43       4.35        4.11
          70 and 70                4.76       4.61       4.54        4.35

      * In each pair of ages, the first age is the primary Annuitant's age and the second age is the survivor Annuitant's age.

On request Metropolitan will furnish rates not shown above.

Metropolitan's rates are unisex.

Form G.2444A                         (35)

          (c) Term Certain and Life Annuity Form

Under this form of annuity Metropolitan will make monthly payments from the commencement date of the annuity, if the Annuitant is then living, to the date of the last payment before the later of (i) the Annuitant's death, and (ii) the expiration of the term certain period. Annuity payments during the Annuitant's lifetime are payable to the Annuitant; any annuity payments due after the Annuitant's death are payable to the Annuitant's beneficiary, except that if the beneficiary is not a natural person, then in lieu of the payment of monthly annuity payments to the beneficiary the commuted value of such annuity payments will be paid to the beneficiary. If the beneficiary is a natural person and if neither the Annuitant nor his or her beneficiary is living at the time an annuity payment is due, the commuted value of the annuity payments due will be paid to (i) the Annuitant's executors or administrators in case the Annuitant died after his or her beneficiary, or (ii) the beneficiary's executors or administrators in case the beneficiary died after the Annuitant. The commuted value of annuity payments will be calculated at the interest rate used to determine the annuity purchase rates for the annuity purchased.

No commuted value of annuity payments is payable except under the circumstances specified above.

     Annuitant's Exact         Monthly Annuity Payment per $1,000 of
     Age on Date of            Consideration if Term Certain Period is:
                               -----------------------------------------------
     Purchase of Annuity       10 Years           15 Years        20 Years
     -------------------       --------           --------        --------
             55                  $3.83              $3.80           $3.75
             56                   3.89               3.85            3.80
             57                   3.95               3.91            3.85
             58                   4.01               3.97            3.91
             59                   4.08               4.03            3.96
             60                   4.15               4.10            4.02
             61                   4.23               4.17            4.08
             62                   4.31               4.24            4.14
             63                   4.39               4.31            4.20
             64                   4.48               4.39            4.26
             65                   4.57               4.47            4.33
             66                   4.67               4.55            4.39
             67                   4.77               4.64            4.46
             68                   4.88               4.73            4.52
             69                   4.99               4.82            4.59
             70                   5.11               4.92            4.65

On request Metropolitan will furnish rates not shown above.

Metropolitan's rates are unisex.

Form G.2444A                         (36)

            (d) Term Certain Annuity Form

Under this form of annuity, Metropolitan will make monthly payments from the commencement date of the annuity to the date of the last payment before the expiration of the term certain period. The term certain period must be at least 5 years. Annuity payments provided during the Annuitant's lifetime are payable to the Annuitant; any annuity payments provided after the Annuitant's death are payable to the Annuitant's beneficiary, except that if the beneficiary is not a natural person, then in lieu of the payment of monthly annuity payments to the beneficiary the commuted value of such annuity payments will be paid to the beneficiary. If the beneficiary is a natural person and if neither the Annuitant nor his or her beneficiary is living at the time annuity payments are due, the commuted value of those annuity payments will be paid to (i) the Annuitant's executors or administrators in case the Annuitant died after his or her beneficiary, or (ii) the beneficiary's executors or administrators in case the beneficiary died after the Annuitant. The commuted value of annuity payments will be calculated at the interest rate used to determine the annuity purchase rates for the annuity purchased.

No commuted value of annuity payments is payable except under the circumstances specified above.

            Monthly Annuity Payment per $1,000 of
            Consideration if Term Certain Period is:
            ----------------------------------------
            10 Years      15 Years       20 Years
            --------      --------       --------
             $9.37         $6.70          $5.37

On request Metropolitan will furnish rates not shown above.

Metropolitan's rates are unisex.

Form G.2444A                         (37)